TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

                  This TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is dated as of July 30, 2000, and entered into by and between THE RIGHT START, INC., a California corporation ("Borrower"), and HELLER FINANCIAL, INC. ("Lender").

                                    RECITALS

                  WHEREAS, Borrower and Lender have entered into that certain Loan and Security Agreement dated as of November 14, 1996, as amended by that certain First Amendment to Loan and Security Agreement and Limited Waiver and Consent dated as of April 30, 1997, as further amended by that certain Second Amendment to Loan and Security Agreement and Limited Waiver dated July 10, 1997, as further amended by that certain Third Amendment to Loan and Security Agreement, Limited Waiver and Consent dated September 3, 1997, as further amended by that certain Fourth Amendment to Loan and Security Agreement and Limited Consent effective as of January 30, 1998, as further amended by that certain Waiver and Fifth Amendment to Loan and Security Agreement dated as of December 9, 1998, as further amended by that certain Sixth Amendment to the Loan and Security Agreement and First Amendment to Secured CAPEX Note dated as of November 8, 1999, as further amended by that certain Seventh Amendment to Loan and Security Agreement and Second Amendment to Secured CAPEX Note dated as of January 18, 2000, as further amended by that certain Eighth Amendment to Loan and Security Agreement and Waiver dated as of April 28, 2000 (the "Eighth Amendment), as further amended by that certain Ninth Amendment to Loan and Security Agreement dated as of June 9, 2000 (the "Ninth Amendment" and the Loan Agreement, as so amended by all the foregoing, the "Loan Agreement");

                  WHEREAS, Borrower has requested certain amendments to the Loan Documents (as defined in the Loan Agreement), as set forth herein;

                  WHEREAS, Lender is willing to grant such amendments, all on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of these premises, the agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given in the Loan Agreement.

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2.      Amendment to Subsection  1.1 of the Loan Agreement.  The  defined  terms
"Subscription Agreement" and "Warrant" set forth in subsection 1.1 of the Loan Agreement are hereby deleted in their entirety and the following substituted, respectively, therefor:

                           ""Subscription  Agreement" means,  collectively,  (i)
                  that certain Subscription Agreement dated as of January 18, 2000, regarding the issuance to Lender of 5,130 shares of the common stock of Borrower and a warrant to acquire 5,000 shares of the common stock of Borrower, and (ii) that certain Subscription Agreement dated as of August 8, 2000, regarding the issuance to Lender of warrants to acquire 20,000 shares and 5,000 shares of the common stock of Borrower, as each may be amended from time to time."

                  ""Warrant" means, collectively, (i) the warrant dated January 18, 2000, to purchase 5,000 shares of the common stock of Borrower issued to Heller Financial, Inc., and (ii) the warrants to purchase 20,000 shares and 5, 000 shares of the common stock of Borrower issued or to be issued to Heller Financial, Inc., as each may be amended from time to time."

3.       Amendment to Subsection 5.17 of the Loan Agreement.  Subsection 5.17 of
the  Loan  Agreement  is  hereby deleted in  its  entirety  and  the   following
substituted therefor:

                           "5.17  Minimum Availability.  Borrower shall maintain
Minimum Availability of at least $200,000 at all times."

4.       Amendment to Subsection 6.1 of the Loan Agreement.  Subsection  6.1  of
the  Loan   Agreement  is  hereby  deleted  in   its  entirety and the following
substituted therefor:

                           "6.1 Net Worth.  Borrower shall maintain Net Worth of
                  at least (a) $5,900,000 as of July 31, 2000, (b) $5,700,000 as of August 31, 2000, and (c) $10,800,000 as of September 30, 2000, and as of the end of each month thereafter."

5.       Amendment to Subsection 6.3 of the Loan Agreement.  Subsection  6.3  of
the   Loan  Agreement  is  hereby  deleted in its  entirety  and  the  following substituted therefor:

                           "6.3   Minimum EBITDA.  Borrower shall have a minimum
EBITDA for the periods set forth below in the amounts set forth below:



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


                          Period                               Amount

                  Three months ended April 30, 1998            ($1,200,000)
                  Six months ended July 31, 1998               ($1,200,000)
                  Nine months ended October 31, 1998           ($  900,000)
                  Twelve months ended January 31, 1999         ($  900,000)
                  Twelve months ended April 30, 1999           ($  500,000)
                  Twelve months ended July 31, 1999              $      0
                  Twelve months ended October 31, 1999           $  400,000
                  Twelve months ended January 31, 2000           $  500,000
                  Twelve months ended April 30, 2000             $  250,000
                  Twelve months ended July 31, 2000              $      0
                  Twelve months ended October 31, 2000           $  500,000
                  Twelve months ended February 3, 2001           $  500,000"

6.       Representations and Warranties.   Borrower  represents  and warrants to
Lender as follows:

a. Borrower has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, as well as in each jurisdiction in which Borrower is required to be qualified to transact business.

b. Borrower has full power and authority and legal right to execute and deliver this Amendment and to perform its obligations under the Loan Agreement and the other Loan Documents, each as amended hereby, and has taken all necessary action to authorize such execution, delivery and performance.

c. This Amendment has been duly executed and delivered by Borrower and such Amendment, and each of the Loan Agreement and the other Loan Documents as amended hereby, each constitutes the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and subject to the availability of equitable remedies.

7. Conditions to the Effectiveness of this Amendment. Each of the following shall be conditions precedent to the effectiveness of this Amendment (the date on which such conditions are met being the "Effective Date" and on such date this Amendment shall be effective as of July 30, 2000):

a. Borrower shall have duly executed and delivered a counterpart of this Amendment to Lender or its counsel.

b. After giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing, (b) all of the representations and warranties contained in the Loan Documents shall be true and correct in all material respects (except for any representation or warranty limited by its terms to a specific date), (c) Borrower shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document (including as amended hereby) provides shall be performed by it on or prior to such date, and (d) Borrower shall have delivered to Lender a certificate to such effect in the form attached hereto as Exhibit A.


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

c. Lender or its counsel shall have received (i) a duly executed and delivered Subscription Agreement (the "New Subscription Agreement"), in form and substance satisfactory to Lender, and (ii) the related warrants issued to "Heller Financial, Inc." for 20,000 shares and 5,000 shares, respectively, of common stock of Borrower (the "New Warrants"), in form and substance satisfactory to Lender.

d. Borrower shall have delivered to Lender or its counsel a certificate of its Secretary or an Assistant Secretary, certifying as to (i) the resolutions of its Board of Directors authorizing (A) this Amendment and (B) the New Subscription Agreement, the New Warrants and the issuance of stock under each of the New Subscription Agreement and the New Warrants, (ii) the incumbency of the officers executing this Amendment and any other documents in connection herewith, (iii) the articles of incorporation of Borrower and (iv) the bylaws of Borrower, each as in effect on the Effective Date, together with a good standing certificate from the Secretary of State of the State of California with respect to the Borrower.

e. Lender or its counsel shall have received an opinion of Milbank, Tweed, Hadley & McCloy LLP, special counsel to Borrower, in form and substance satisfactory to Lender.

f. Lender or its counsel shall have received two (2) original counterparts each, executed on behalf of Borrower by an authorized officer thereof, to the Eighth Amendment and the Ninth Amendment, together with two (2) original counterparts each to the certificates set forth, respectively, at Exhibit A to each.

8. Effect of Amendment; Ratification. From and after the Effective Date, all references in the Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended hereby. The terms and provisions set forth in this Amendment shall amend and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are hereby ratified and confirmed and are and shall continue in full force and effect.

9. No Waiver. Nothing contained herein or in any other instrument or document executed in connection herewith, nor any action taken by Lender in connection with this Amendment or any other action contemplated hereby shall in any event be construed or deemed to constitute a waiver of any past, present or future Default or Event of Default or a waiver or an estoppel of any cause of action Lender may have against Borrower for any reason whatsoever, and Lender hereby reserves all rights and remedies under the Agreement or the other Loan Documents.

10. Fees and Expenses. Borrower acknowledges that all fees and expenses (including reasonable attorneys' fees) incurred by Lender in connection with this Amendment are for the account of Borrower pursuant to the Loan Agreement.

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

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery via facsimile of an executed counterpart of a signature page of this Amendment shall be effective as delivery of a manually-executed counterpart of this Amendment.

12. Severability. The illegality or unenforceability of any provision of this Amendment, the Loan Agreement (including as amended hereby) or any other document or any other instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment, the Loan Agreement (including as amended hereby) or such other document or any other instrument or agreement required hereunder or thereunder.

13.     Successors and Assigns.   This Amendment shall be binding upon and shall
inure to the benefit of Lender and Borrower and their respective successors and assigns.

14.     Governing  Law.   This  Amendment  shall be  governed  by, and shall  be
construed and enforced in accordance with, the internal laws of the State of Illinois, without regard to conflicts of laws principles.


                            [SIGNATURE PAGE FOLLOWS]


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


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by a duly authorized officer as of the date first above written.

                                      THE RIGHT START, INC.


                                      By:  /s/ Jerry R. Welch

                                      Name: Jerry R. Welch

                                      Its: President and Chief Executive Officer



                                      HELLER FINANCIAL, INC.


                                      By: /s/ Barry S. O'Neall

                                      Name:  Barry S. O'Neall

                                      Its:   Senior Vice President

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